Exhibit 10.5
STOCKHOLDERS AGREEMENT
          THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of [ • ], 2009, by and among Cambium Holdings, Inc., a Delaware corporation (the “Company”), VSS-Cambium Holdings III, LLC, a Delaware limited liability company, (the “Stockholder”) and Vowel Representative, LLC, a Delaware limited liability company (the “Stockholders’ Representative”), solely in its capacity as the Stockholders’ Representative pursuant to ARTICLE VIII of the Merger Agreement (as defined below).
RECITALS
          WHEREAS, the Company, Voyager Learning Company, VSS-Cambium Holdings II Corp., a Delaware corporation (“Consonant”), Vowel Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Vowel Merger Sub”), Consonant Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Consonant Merger Sub”) and the Stockholders’ Representative, have entered into an Agreement and Plan of Mergers, dated as of June 20, 2009 (as the same may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, immediately prior to the execution of this Agreement, Vowel Merger Sub merged with and into Vowel (the “Vowel Merger”), with Vowel surviving the Vowel Merger as a wholly-owned subsidiary of the Company, and Consonant Merger Sub merged with and into Consonant (the “Consonant Merger”), with Consonant surviving the Consonant Merger as a wholly-owned subsidiary of the Company;
          WHEREAS, pursuant to the terms of the Merger Agreement, the Stockholder, being the former sole stockholder of Consonant, has received shares of common stock of the Company, $0.001 par value per share (the “Common Stock”), as well as certain other consideration described in the Merger Agreement, in consideration of its common stock of Consonant;
          WHEREAS, the Stockholder is currently the beneficial owner of [ • ] of shares of Common Stock;
          WHEREAS, the Stockholder and the Company believe it to be in the best interests of the Stockholder and of the Company to insure continuity of harmonious management of the Company and its subsidiaries, and the good performance thereof, by providing for certain preemptive rights and subscription rights and by addressing certain matters relating to the governance of the Company; and
          WHEREAS, the Stockholder and the Company hereby agree that this Agreement shall govern certain matters as set forth in this Agreement.
          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Stockholder do hereby agree as follows:

     1. Definitions. For purposes of this Agreement:
          1.1. “Affiliate” has the meaning given to it in Rule 144(a)(1) of the Securities Act of 1933, as amended.
          1.2. “Audit Committee” means the Audit Committee of the Company’s Board of Directors.
          1.3. “Audit Committee Independent Director” means a director who is (i) independent as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules; (ii) meets the criteria for independence set forth under Rule 10A-3(b) of the Exchange Act; (iii) has not participated in the preparation of the financial statements of the Company or any of its subsidiaries during the past three years; and (iv) is able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement.
          1.4. “Board” has the meaning assigned thereto in Section 2.1(a).
          1.5. “Business Day” means a day, other than a Saturday or Sunday, or other day on which banks in the State of New York are closed or authorized by law to close.
          1.6. “By-laws” means the by-laws of the Company.
          1.7. “Capital Stock” means (a) shares of Common Stock and Preferred Stock (whether now outstanding or hereafter issued in any context), (b) shares of Common Stock issued or issuable upon conversion of Preferred Stock and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Stockholder, or their respective successors or permitted transferees or assigns. For purposes of the number of shares of Capital Stock held by a Stockholder (or any other calculation based thereon), all shares of Preferred Stock shall be deemed to have been converted into Common Stock at the then-applicable conversion ratio.
          1.8. “Common Stock” has the meaning assigned thereto in the recitals to this Agreement.
          1.9. “Company Securities” has the meaning assigned thereto in Section 3.1.
          1.10. “Contingent Value Right Agreement” means that certain Contingent Value Right Agreement, dated as of [ • ], 2009, by and among the Stockholders’ Representative, the Company and Wells Fargo, N.A., as Rights Agent.
          1.11. “DGCL” means the General Corporation Law of the State of Delaware.
          1.12. “Effective Time” has the meaning assigned thereto in the Merger Agreement.

          1.13. “Escrow Agreement” means that certain Escrow Agreement, dated as of [ • ], 2009, by and among Voyager Learning Company, the Stockholders’ Representative, the Company and Wells Fargo, N.A., as Escrow Agent.
          1.14. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          1.15. “Exempt Issuances” has the meaning assigned thereto in Section 3.2(a).
          1.16. “Independent Director” means a director who is independent as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules.
          1.17. “Merger Agreement” has the meaning assigned thereto in the recitals to this Agreement.
          1.18. “New Issuance” has the meaning assigned thereto in Section 3.1.
          1.19. “Offer Notice” has the meaning assigned thereto in Section 3.1.
          1.20. “Ownership Percentage” means the quotient of (1) the number of votes which may be cast by a VSS Stockholder as of the date of the Offer Notice based upon the number of shares of Voting Stock owned by such VSS Stockholder on the date of the Offer Notice divided by (2) the total number of votes which may be cast by the holders of all outstanding shares of Voting Stock as of the date of the Offer Notice.
          1.21. “Permitted Assignee” has the meaning assigned thereto in Section 3.1.
          1.22. “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
          1.23. “Preferred Stock” means shares of the Company’s preferred stock, par value $0.001 per share, as may be issued from time to time.
          1.24. “Purchasing Stockholder” has the meaning assigned thereto in Section 3.2(a).
          1.25. “Restated Certificate” means the Amended and Restated Certificate of Incorporation of the Company.
          1.26. “Shares” means and includes any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock or Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.
          1.27. “Subscription Notice” has the meaning assigned thereto in Section 4.2.
          1.28. “Subscription Period” has the meaning assigned thereto in Section 4.1.

          1.29. “Subscription Price Per Share” has the meaning assigned thereto in Section 4.1.
          1.30. “Subscription Shares” has the meaning assigned thereto in Section 4.2.
          1.31. Voting Stock” means shares of Common Stock and any Company Securities which vote on an as-converted basis with the Common Stock.
          1.32. “Vowel Class II Designees” has the meaning assigned thereto in Section 2.1(d).
          1.33. “Vowel Class III Designees” has the meaning assigned thereto in Section 2.1(d).
          1.34. “VSS” means Veronis Suhler Stevenson LLC.
          1.35. “VSS Fund(s)” means the Stockholder and/or one or more other funds or entities owned, controlled or managed by VSS.
          1.32. “VSS Stockholder” has the meaning assigned thereto in Section 3.1.
     2. Voting Provisions Regarding Board of Directors and Organizational Documents.
          2.1. Size and Composition of Board.
               (a) The Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board of Directors of the Company (the “Board”) shall, until the third anniversary of the Effective Time (as that term is defined in the Merger Agreement), be set and remain at nine (9) directors.
               (b) Pursuant to the terms of the Restated Certificate, the Company maintains a staggered board with the classes and other terms set forth in the Restated Certificate and By-laws. Specifically, among other things, the Restated Certificate provides that the Board shall be divided into three classes, as nearly equal in number as possible, designated as Class I, Class II and Class III. The Stockholder hereby acknowledges that the duly elected directors of the Company as of the date hereof are the persons set forth on Exhibit A attached hereto and that each such person serves in the class described on Exhibit A.
          2.2. Removal and Replacement of Board Members.
               (a) The Stockholder agrees that except as required by Law or rule of any national securities exchange or self regulatory organization (based on advice of legal counsel), and until the earlier to occur of (the “Expiration Date”): (i) the written consent of the Stockholders’ Representative (which consent may be granted or withheld in its sole and absolute discretion), (ii) the full distribution by the Escrow Agent (as defined in the Escrow Agreement)

of all of the CVR Escrow Funds (as defined in the Escrow Agreement) in accordance with the terms of the Escrow Agreement, (iii) the second anniversary of the Effective Time with respect to the Vowel Class II Designees listed below or the third anniversary of the Effective Time with respect to the Vowel Class III Designees listed below or (iv) the VSS Funds collectively ceasing to beneficially own (as determined in accordance with Rule 13d-3 of the Exchange Act) at least ten percent (10%) of the issued and outstanding shares of Common Stock, the Stockholder shall not vote, act by written consent or take any other action to remove or disqualify any of (i) the Vowel Class II Designees, or (ii) the Vowel Class III Designees, in each case other than for cause as determined in accordance with Section 141 of the DGCL. The Stockholder agrees to execute any written consents and take any other actions reasonably required to perform the obligations of this Agreement. The Expiration Date, as applicable to the Vowel Class II Designees is referred to herein as the “Class II Expiration Date”; and the Expiration Date, as applicable to the Vowel Class III Designees is referred to herein as the “Class III Expiration Date”.
               (b) “Vowel Class II Designees” shall initially mean the following two (2) individuals: [ • ] and [ • ]. “Vowel Class III Designees” shall initially mean the following two (2) individuals: [ • ] and [ • ]. The Vowel Class II Designees and the Vowel Class III Designees are referred to collectively herein as the “Vowel Designees”. If, at any time prior to the applicable Expiration Date, any Vowel Designee resigns, is removed for cause as contemplated in Section 2.2(a), or a vacancy otherwise occurs with respect to the board seat occupied by such Vowel Designee, then the Stockholder or the Company shall provide prompt written notice to the Stockholders’ Representative of such vacancy and the Stockholders’ Representative may nominate a replacement director to serve in the same Class as the departing director, subject to the approval of the Stockholder (which approval shall not be unreasonably withheld, conditioned or delayed) (each, a “Vowel Replacement Designee”). The Stockholder shall vote, act by written consent and take any other action that is necessary or appropriate to cause the election of the Vowel Replacement Designee to the Board whereupon the Vowel Replacement Designee shall become a Vowel Class II Designee or a Vowel Class III Designee, as applicable, in accordance with this Agreement.
               (c) Notwithstanding the foregoing, at least two (2) of the Vowel Designees (including any Vowel Replacement Designee) and at least one (1) of the directors nominated by the Stockholder shall be an Audit Committee Independent Director.
          2.3. Amendment of Restated Certificate and Bylaws. The Stockholder agrees that, until the third anniversary of the Effective Time, except as required by Law or any rule of any national securities exchange or self regulatory organization (based on advice of legal counsel), for so long as the VSS Funds collectively beneficially own (as determined in accordance with Rule 13d-3 of the Exchange Act) at least ten percent (10%) of the issued and outstanding shares of Common Stock, (i) none of the VSS Funds nor the Stockholder shall vote, act by written consent or take any other action to amend, modify or repeal the Restated Certificate or Bylaws to eliminate the Class II or the Class III classes, to increase or decrease the size of the Board or in any other manner that would constitute a breach of this Section 2 and (ii) the VSS Funds and the Stockholder shall vote or act by written consent to maintain a staggered board with the classes and other terms set forth in the Restated Certificate and the By-Laws as adopted on the Closing Date

          2.4. Other Agreements Relating to Board Members.
               (a) From time to time the Board may establish one or more committees of the Board consisting of more than one director. From the date of this Agreement until the Class III Expiration Date, at least one (1) Vowel Designee that is not an Independent Director shall be appointed by the Board to any such committee other than the Audit Committee; provided, however, to the extent such committee is required by applicable Law or any rule of any national securities exchange or self regulatory organization to be comprised of at least a majority of Independent Directors, then the Vowel Designee appointed to such committee shall be an Independent Director. From the date of this Agreement until the Class III Expiration Date, at least (1) Vowel Designee who shall be an Audit Committee Independent Director shall be appointed by the Board to the Audit Committee.
               (b) From the date of this Agreement until the Class III Expiration Date, the Stockholder and the Company hereby agree that, if and to the extent the Company or any subsidiary enters into an indemnification or similar agreement with, or purchases insurance for the benefit of, any director nominated by the Stockholder, then such agreement or insurance shall also be provided to the Vowel Designees on the same terms and conditions.
     3. Preemptive Rights.
          3.1. Notice of Proposed Issuance. Except with respect to Exempt Issuances (as defined in Section 3.3), for so long as the VSS Funds beneficially own (as determined in accordance with Rule 13d-3 of the Exchange Act) at least twenty-five percent (25%) of the issued and outstanding shares of Common Stock, in the event that the Company proposes to issue any (i) shares of Common Stock, (ii) warrants, options or other rights to purchase shares of Common Stock or (iii) notes, debentures or other securities convertible into or exercisable or exchangeable for shares of Common Stock (collectively, the “Company Securities”), the Company will deliver to each of the VSS Funds then owning Common Stock or, if applicable, other Company Securities (a “VSS Stockholder”) a written notice (the “Offer Notice”) prior to effecting any such issuance (the “New Issuance”), offering to such VSS Stockholder the right, for a period of thirty (30) days after receipt of the Offer Notice (the “Election Period”), to purchase such number of shares of Common Stock so that its Ownership Percentage following such New Issuance shall be equal to its Ownership Percentage prior to such New Issuance; provided, however, to the extent the New Issuance consists of Company Securities other than Common Stock, subject to the approval of the Audit Committee (which notice of approval shall be set forth in the Offer Notice), any VSS Stockholder shall have the right to purchase such number of Company Securities so that it shall maintain its same Ownership Percentage following such New Issuance. The Offer Notice shall describe the Company Securities proposed to be issued by the Company and specify the number, price and payment terms. Each VSS Stockholder who exercises its rights under this Section 3.1 shall pay an amount equal to the cash and other consideration with respect to such Company Securities being issued to it as set forth in the Offer Notice. Each of the VSS Stockholders shall be entitled to apportion its rights to purchase the Company Securities under this Section 3 among itself and its Affiliates in such proportions as it deems appropriate and may assign the rights granted to it under this Section 3 to any of its Affiliates, in each case prior to the expiration of the Election Period (a “Permitted Assignee”).

          3.2. Right to Purchase Company Securities.
               (a) Any of the VSS Stockholders or Permitted Assignees, as the case may be, which desires to exercise rights under this Section 3 shall accept the Company’s offer as to the full number of Common Stock or other Company Securities, as the case may be, offered to the applicable VSS Stockholder in the Offer Notice or any lesser number by written notice thereof (an “Exercise Notice”) given by the VSS Stockholder or Permitted Assignee, as the case may be, to the Company prior to the expiration of the Election Period. A delivery of an Exercise Notice (which notice shall specify the number (or amount) of Common Stock or other Company Securities, as the case may be, to be purchased by such VSS Stockholder or Permitted Assignee, as the case may be, as permitted under this Section 3) shall constitute a binding agreement of such VSS Stockholder or Permitted Assignee, as the case may be, (a “Purchasing Stockholder”), to purchase, at the price and on the terms specified in the Offer Notice, the number (or amount) of Common Stock or other Company Securities specified in such Purchasing Stockholder’s Exercise Notice. If at the termination of the Election Period a VSS Stockholder or Permitted Assignee, as the case may be, shall not have exercised its rights to purchase Common Stock or other Company Securities, as applicable, pursuant to this Section 3, such VSS Stockholder or Permitted Assignee, as the case may be, shall be deemed to have waived any and all of its rights under this Section 3 with respect to that purchase of such Common Stock or other Company Securities, as applicable (such waiver shall not apply to any subsequently offered Company Securities).
               (b) The Company shall have ninety (90) days from the date of the Offer Notice to consummate the proposed New Issuance at the price and upon substantially the same terms specified in the Offer Notice. At the consummation of such New Issuance, the Company shall issue in an uncertificated book-entry form (unless a physical certificate is requested by such Purchasing Stockholder) the Common Stock or other Company Securities to each Purchasing Stockholder, against payment by such Purchasing Stockholder of the purchase price for such Common Stock or other Company Securities, as the case may be, specified in such Purchasing Stockholder’s Exercise Notice. If the Company proposes another New Issuance after such time period above, it shall again comply with the procedures set forth in this Section 3.
               (c) The value of any non-cash consideration to be received by the Company in any New Issuance shall be determined by the Board in good faith, and shall be specified in the Offer Notice delivered in connection with any such New Issuance. If a Purchasing Stockholder elects to exercise its rights under this Section 3 in connection with any New Issuance in which there is any such non-cash consideration, then, such Purchasing Stockholder may elect in its Exercise Notice to tender, in lieu of tendering any such non-cash consideration, an amount in cash equal to the reasonably determined good faith value of such non-cash consideration.
               (d) The Common Stock or other Company Securities, as the case may be, when issued, sold and delivered to the applicable Purchasing Stockholders in accordance with the terms and for the consideration set forth in this Section 3, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than applicable state and federal securities laws and liens and encumbrances created by any Purchasing Stockholder owning such Common Stock or other Company Securities, as the case may be. The Company shall use its reasonable best efforts to cause the Common Stock or other Company Securities, as the case may be, to be listed on the national securities exchange where the Company’s capital stock is then listed.
          3.3. Exempt Issuances. The following shall constitute “Exempt Issuances” under this Section 3: any issuance in which Company Securities are issued (i) pursuant to a stock split, stock dividend, capital reorganization, recapitalization, or reclassification of the Company’s Common Stock or other capital stock, distributable on a pro rata basis to all holders of the same class of such Common Stock or other capital stock, (ii) to employees, officers, directors or consultants of the Company pursuant to an equity incentive plan, stock option plan, employee stock purchase plan, restricted stock plan or other employee benefit plans or programs in effect from time to time, (iii) in connection with the conversion of any preferred stock or the conversion or exercise of any options, warrants or other rights to purchase any Company Securities, (iv) in consideration for the acquisition (by merger, consolidation, reorganization or otherwise) by the Company or any subsidiary of the Company of the assets, business or equity interests of another Person approved by a majority of the Board, or (v) to any of the Company’s or its subsidiaries’ lenders or other financing sources in connection with the incurrence, renewal or maintenance of any indebtedness.
     4. Subscription Rights.
          4.1. Grant of Subscription Right. Notwithstanding the rights afforded by Section 3 hereof and subject to the terms and conditions specified in this Section 4, at any time and from time to time, until the twenty-four month anniversary of Effective Time (as defined in the Merger Agreement) (the “Subscription Period”), the Company hereby grants to the VSS Funds (collectively) an option to purchase, in the aggregate and at a purchase price per share of Common Stock equal to ninety percent (90%) of the volume weighted average price measured over the 10-trading day period immediately preceding the issuance (the “Subscription Price Per Share”), a number of shares of Common Stock up to the lesser of (i) 7,500,000 shares of Common Stock (subject to appropriate adjustment in the event of any dividend, stock split, combination or similar recapitalization event) or (ii) such number of shares of Common Stock as the VSS Funds may purchase from time to time during the Subscription Period for an aggregate purchase price of up to $20,000,000. Each of the VSS Funds shall be entitled to apportion its subscription rights under this Section 4.1 among itself and its Permitted Assignees in such proportions as it deems appropriate and may assign any such rights granted to it to any of its Permitted Assignees.
          4.2. Subscription Rights Process. Any of the VSS Funds or Permitted Assignees, as the case may be, which desires to exercise its rights under this Section 4 shall, from time to time during the Subscription Period, deliver a written notice to the Company (the “Subscription Notice”) stating (i) its bona fide intention to purchase shares of Common Stock (the “Subscription Shares”), and (ii) either the number of Subscription Shares to be purchased by such VSS Fund or the proposed aggregate purchase price to be paid by such VSS Fund for such Subscription Shares. The Company shall have sixty (60) days following the receipt of the Subscription Notice to consummate the issuance of such number of Subscription Shares to the applicable VSS Funds or Permitted Assignees, as the case may be, on the terms set forth in the Subscription Notice. At the consummation the issuance of such Subscription Shares, the Company shall issue in an uncertificated book-entry form (unless a physical certificate is requested by such VSS Fund) such Subscription Shares to be purchased by the applicable VSS Fund, against payment by such VSS Fund of the Subscription Price Per Share for such Subscription Shares. The Subscription Shares when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Section 4, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than applicable state and federal securities laws and liens and encumbrances created by the VSS Fund or Permitted Assignee, as the case may be, owning such Subscription Shares. The Company shall use its reasonable best efforts to cause the Subscription Shares to be listed on the national securities exchange where the Company’s capital stock is then listed.
     5. Miscellaneous.
          5.1. Covenants of the Company. The Company agrees to use commercially reasonable efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement.
          5.2. Stock Split. All references to numbers of shares of Capital Stock in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the shares of Capital Stock occurring after the date of this Agreement.
          5.3. Binding Effect; Assignability.
               (a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties, including without limitation Permitted Assignees. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than VSS, the VSS Funds and the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. VSS shall be an express intended third party beneficiary of this Agreement.
               (b) Any successor, permitted assignee or permitted transferee of any Stockholder, including any Permitted Assignee who purchases securities in accordance with the terms hereof, shall deliver to the Company, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor, permitted assignee or permitted transferee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.
          5.4. Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or entity or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
          5.5. Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
          5.6. Counterparts. This Agreement may be executed in separate counterparts, but taken together shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile or e-mail of a PDF file shall be effective as delivery of an original manually executed counterpart.
          5.7. Descriptive Headings. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.
          5.8. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or two (2) business days after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth beneath such party’s signature hereto, or as subsequently modified by written notice. If notice is given to the Company, a copy shall also be sent to Lowenstein Sandler PC, 1251 Avenue of the Americas, New York, NY 10020, Attention: Steven E. Siesser, Esq.; facsimile: (973) 597-2507. If notice is given to the Stockholders’ Representative, a copy shall also be sent to Perkins Coie LLP, 131 South Dearborn Street, Suite 1700, Chicago, Illinois 60603, Attention: Phil Gordon, Esq.: telephone: (312) 324-8600; facsimile: (312) 324-9400; E-mail: pgordon@perkinscoie.com.
          5.9. Amendment, Termination or Waiver. Any provision of this Agreement may be amended, modified or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; (b) the Stockholder; and either (c) (i) the Stockholders’ Representative or (ii) a majority of the Vowel Designees who are serving on Board at such time.
          5.10. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, representations and understandings (both written and oral) between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by the party against whom enforcement is sought.
          5.11. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
          5.12. Further Assurances. Each of party shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, assignments, instruments, and documents as the other reasonably may request from time to time for the purposes of carrying out the intent of this Agreement.
          5.13. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENT OR ACTION RELATED HERETO OR THERETO.
          5.14. Specific Performance. In addition to all other remedies available at law and in equity, the Stockholder or the Stockholders Representative, as the case may be, shall be entitled to specifically enforce any provision of this Agreement, and to seek and obtain injunctive and other equitable relief with respect to the enforcement of its rights under this Agreement, in each case, without the need to post bond or security therefore.
[Remainder of Page Intentionally Left Blank.]

          IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

COMPANY: CAMBIUM HOLDINGS, INC.
By:
Name:
Title:
Address:

STOCKHOLDER: VSS-CAMBIUM HOLDINGS III, LLC
By:
Name:
Title:
Address:

STOCKHOLDERS’ REPRESENTATIVE: VOWEL REPRESENTATIVE, LLC
By:
Name:
Title:
Address:

[Signature Page Stockholders Agreement]

EXHIBIT A
BOARD OF DIRECTORS
CLASS I DIRECTORS
CLASS II DIRECTORS
CLASS III DIRECTORS